Exhibit 1.4

Banco Bilbao Vizcaya Argentaria, S.A.

Contingent Convertible Preferred Securities

Underwriting Agreement

[Date]

To the Representatives named from time to time in the

applicable Pricing Agreement hereinafter described.

Ladies and Gentlemen:

From time to time Banco Bilbao Vizcaya Argentaria, S.A. (the “Company”), a sociedad anónima incorporated under the laws of the Kingdom of Spain, proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, the Company proposes to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) the non-step-up non-cumulative contingent convertible preferred securities specified in Schedule II to such Pricing Agreement (the “Contingent Convertible Preferred Securities”), which may in certain circumstances be converted in accordance with their terms into newly issued fully paid ordinary shares of the Company (the “Conversion Securities” and, together with the Contingent Convertible Preferred Securities, the “Securities”). [The following to be added, if applicable] [The Indenture (as defined below) will provide for the provision by [•], as the initial paying agent in respect of the Contingent Convertible Preferred Securities (in such capacity, the “Paying Agent”), of a duly executed and completed payment statement in connection with each payment of income (as such term is defined in the Pricing Prospectus (as defined herein)) under the Contingent Convertible Preferred Securities, and set forth certain procedures agreed by the Company and the Paying Agent in order to facilitate such process, along with a form of the payment statement to be used by the Paying Agent.]

The terms and rights of any particular issuance of Contingent Convertible Preferred Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture dated September 25, 2017 (the “Base Indenture”), as supplemented, with respect to the Contingent Convertible Preferred Securities, by a supplemental indenture to be dated on or about [•] (the “[•] Supplemental Indenture”) (the Base Indenture, as supplemented, with respect to the Contingent Convertible Preferred Securities, by the [•] Supplemental Indenture and as supplemented from time to time, the “Indenture”) between the Company and The Bank of New York Mellon (in such capacity, the “Trustee”). In addition, the Pricing Agreement may contain, if appropriate, the terms and the conditions upon which the Contingent Convertible Preferred Securities are to be offered or sold outside the United States and any provisions relating thereto. The Contingent Convertible Preferred Securities may not be offered, distributed or sold in Spain or to Spanish residents, and no publicity of any kind relating to the Contingent Convertible Preferred Securities shall be made in Spain.

In this Agreement and in the Pricing Agreement, the following terms shall, unless the context otherwise requires, have the meanings specified as follows:

“Act” means the United States Securities Act of 1933, as amended;

“Applicable Time” means the applicable time specified in the applicable Pricing Agreement;

“Base Prospectus” means the prospectus included in the Registration Statement relating to, among other things, the Securities, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement;

“BRRD Liability” means any liability, commitment, duty, responsibility, amount payable or contingency or other obligation arising from, or related to, the Agreement or the Pricing Agreement which may be subject to the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority (as defined below);

“Commission” means the United States Securities and Exchange Commission;

“Effective Time” with respect to the Registration Statement means such date and time as of which any part of the Registration Statement filed prior to the execution and delivery of the applicable Pricing Agreement was declared effective by the Commission or has become effective upon filing pursuant to Rule 430B(f)(2) or Rule 462(c) under the Act;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Final Term Sheet” means the final term sheet containing a description of the Contingent Convertible Preferred Securities, prepared and filed pursuant to Section 5(a) hereof, and set forth as an appendix to the applicable Pricing Agreement;

“Law 11/2015” means Law 11/2015 of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time;

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, provided that, for purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be part of the Registration Statement pursuant to Rule 430B under the Act shall be considered to be included in the Pricing Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act;

“Prospectus” means the Base Prospectus as proposed to be supplemented by the Prospectus Supplement;

“Prospectus Supplement” means the prospectus supplement relating to the Securities to be filed pursuant to Rule 424 under the Act;

“RD 1012/2015” means Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996 of December 20 on credit entities’ deposit guarantee fund is amended, as amended, replaced or supplemented from time to time;

“Registration Statement” means the registration statement on Form F-3 (File No. 333-212729), including the Prospectus, relating to the Securities filed with the Commission, as amended to the date of the applicable Pricing Agreement;

“Relevant Spanish Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks (Fondo de Restructuración Ordenada Bancaria), the European Single Resolution Mechanism and, as the case may be, according to Law 11/2015, the Bank of Spain and the Spanish Securities Market Commission (CNMV), and any other entity with the authority to exercise the Spanish Bail-in Power (as defined below) from time to time;

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with: (i) any law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain, relating to the transposition or development of Directive 2014/59/EU of the European Parliament and the Council of the European Union of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, replaced or supplemented from time to time, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time; or (ii) any other law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates subject to the Spanish Bail-in Power can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such persons or any other person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised;

“Significant Subsidiaries” shall mean BBVA Compass Bancshares, Inc. and Grupo Financiero BBVA Bancomer, S.A. de C.V.; and

“Underwriter Information” shall have the meaning set forth in the applicable Pricing Agreement.

Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents which were filed under the Act or the Exchange Act on or before the date and time of the applicable Pricing Agreement, and incorporated by reference in the Registration Statement and the Prospectus, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference, and, in the case of the Registration Statement, including any prospectus supplement filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of the applicable Pricing Agreement.

1. Particular sales of Contingent Convertible Preferred Securities may be made from time to time by the Company to the Underwriters of such Contingent Convertible Preferred Securities, for whom the firms designated as representatives of the Underwriters of such Contingent Convertible Preferred Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Contingent Convertible Preferred Securities or as an obligation of any of the Underwriters to purchase the Contingent Convertible Preferred Securities except as set forth in a Pricing Agreement, it being understood that the obligation of the Company to issue and sell any of the Contingent Convertible Preferred Securities and the obligation of any of the Underwriters to purchase any of the Contingent Convertible Preferred Securities shall be evidenced by the applicable Pricing Agreement with respect to the Contingent Convertible Preferred Securities specified therein. Each Pricing Agreement shall specify the aggregate liquidation preference of and distributions payable on, if any, such Contingent Convertible Preferred Securities, the initial public offering price of such Contingent Convertible Preferred Securities, the purchase price to the Underwriters of such Contingent Convertible Preferred Securities, the names of the Underwriters of such Contingent Convertible Preferred Securities, the names of the Representatives of such Underwriters, the liquidation preference of such Contingent Convertible Preferred Securities to be purchased by each Underwriter and the underwriting discount and/or commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Contingent Convertible Preferred Securities and payment therefor. The applicable Pricing Agreement shall also specify (to the extent not set forth in the Registration Statement and Prospectus with respect thereto) the terms of such Contingent Convertible Preferred Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company meets the requirements for the use of Form F-3, and the Registration Statement, including the Prospectus, has been filed with the Commission in accordance with applicable regulations of the Commission under the Act, and has been declared or has become effective under the Act;

(b) No stop order suspending the effectiveness of the Registration Statement (as amended or supplemented) has been issued and no proceeding for that purpose has been initiated or threatened, and no order preventing or suspending the use of the Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission;

(c) At the Effective Time, the Registration Statement and the Prospectus conformed, and any amendments thereof and supplements thereto relating to the Securities will conform, in all material respects to the requirements of the Act, the Exchange Act and the rules and regulations of the Commission thereunder; and

neither the Registration Statement at the Effective Time nor the Prospectus as of the date thereof and, as amended or supplemented, at the Time of Delivery (as defined below) of the Contingent Convertible Preferred Securities, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, or in the case of the Prospectus, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Contingent Convertible Preferred Securities by the Representatives expressly for use in such documents, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information and (ii) any statements or omissions made in that part of the Registration Statement that constitutes the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee;

(d) The Pricing Prospectus, as supplemented by the Final Term Sheet together with any other Issuer Free Writing Prospectus listed in an appendix to the applicable Pricing Agreement and any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties hereto shall hereafter expressly agree in writing to treat as part of the pricing disclosure package (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus, and each Issuer Free Writing Prospectus and any road show presentation, including any Bloomberg road show presentation made by or on behalf of the Company, taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Contingent Convertible Preferred Securities by the Representatives expressly for use in such documents or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information;

(e) Each document incorporated by reference in the Pricing Prospectus or the Prospectus, when it became effective or was filed with the Commission, as the case may be, complied in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of any material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (i) no such documents were filed with the Commission following the Commission’s close of business on the business day immediately prior to the date of the applicable Pricing Agreement and prior to the execution of the applicable Pricing Agreement, except as set forth on a schedule to the applicable Pricing Agreement; and (ii) this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Contingent Convertible Preferred Securities by the Representatives expressly for use in such documents;

(f) [The following to be added, if applicable] [The Indenture will provide for the provision by the Paying Agent of a duly executed and completed payment statement in connection with each payment of income (as such term is defined in the Pricing Prospectus) under the Contingent Convertible Preferred Securities, and set forth certain procedures agreed by the Company and the Paying Agent in order to facilitate such process, along with a form of the payment statement to be used by the Paying Agent];

(g) The Company and each of the Significant Subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease, license and operate its properties and conduct its business as described in the Registration Statement and the Pricing Prospectus;

(h) Neither the Company nor any of the Significant Subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Company’s subsidiaries, taken as a whole (“Material Adverse Effect”);

(i) The issue and sale of the Contingent Convertible Preferred Securities, any issue and delivery of Conversion Securities upon conversion of the Contingent Convertible Preferred Securities and the execution and delivery by the Company of, and the performance by the Company of its obligations under, as applicable, all of the provisions of the Contingent Convertible Preferred Securities and the Pricing Agreement (including the provisions of this Agreement), and compliance with the terms and provisions thereof, will not (i) result in a breach or violation of any of the terms and provisions of the charter or by-laws (or similar constitutive documents) of the Company, or (ii) result in a breach of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (a) the charter or by-laws (or similar constitutive documents) of the Company, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, (c) any rules of any stock exchange on which the ordinary shares of the Company are listed, or (d) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, except (in the case of (ii) above only) as would not have a Material Adverse Effect; and the Company has full power and authority (corporate and other) to authorize, issue and sell the Contingent Convertible Preferred Securities and perform its obligations thereunder, in each case as contemplated by the Pricing Agreement (including the provisions of this Agreement), and the Company has taken all necessary corporate actions to authorize, issue and sell the Contingent Convertible Preferred Securities and to perform its obligations thereunder;

(j) Except as disclosed in the Pricing Prospectus, since the end of the period covered by the latest financial statements included in the Pricing Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Company’s subsidiaries, taken as a whole, that has resulted, or is likely to result, in a Material Adverse Effect and (ii) there has been no change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Company’s subsidiaries, taken as a whole, that has resulted, or is likely to result, in a Material Adverse Effect;

(k) The issued and outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and non-assessable (i.e., will not subject any holder thereof to further calls or to personal liability to the Company or any of its creditors by reason only of being such holder); none of the outstanding shares of the Company was issued in violation of preemptive or other similar rights;

(l) The Company has implemented and uses procedures that it reasonably believes are required by applicable regulations, including procedures required by the Bank of Spain and the European Central Bank, to monitor, review, calculate, assess and maintain the sufficiency of its consolidated subsidiaries’ reserves in light of all the circumstances; the Company calculates, reviews, assesses and estimates its regulated consolidated subsidiaries’ regulatory capital requirements, and the Company reasonably believes that its methodology in relation to its risk-based capital position and requirements is, in light of all the circumstances, fair and in accordance with applicable regulations in all material respects;

(m) This Agreement has been duly authorized, executed and delivered by the Company;

(n) The applicable Pricing Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company;

(o) All material consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company required for the issue and sale of the Contingent Convertible Preferred Securities and the performance by the Company of its obligations thereunder and for the execution and delivery by the Company of the applicable Pricing Agreement to be duly and validly authorized, have been obtained or made and are in full force and effect;

(p) The Contingent Convertible Preferred Securities have been duly authorized, and, when issued, delivered and paid for pursuant to a Pricing Agreement, the Contingent Convertible Preferred Securities will have been duly executed, authenticated, issued and delivered by the Company in accordance with Spanish law, will be fully paid and non-assessable and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights, to general equity principles and to any exercise of the Spanish Bail-in Power; and no holder thereof will be subject to personal liability by reason only of being such a holder; the Contingent Convertible Preferred Securities will not be subject to the pre-emptive rights of any shareholder of the Company and will be consistent with the description thereof contained in the Prospectus and the applicable Prospectus Supplement, and such descriptions will conform to the rights set forth in the instruments defining the same;

(q) The payment obligations of the Company under the Contingent Convertible Preferred Securities will be subordinated to the extent set forth in the Pricing Prospectus.

(r) Neither the Company, nor any of its affiliates (as defined in Rule 405 under the Act), nor any person acting on its or their behalf (other than any Underwriter, as to which no representation is made) has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Contingent Convertible Preferred Securities;

(s) The Company is not, and after giving effect to the offering and sale of the Contingent Convertible Preferred Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(t) Except as described in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters to the Kingdom of Spain or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Company of the Contingent Convertible Preferred Securities to or for the respective accounts of the Underwriters or (ii) the sale and delivery by the Underwriters of the Contingent Convertible Preferred Securities in accordance with the terms of this Agreement and in the manner contemplated by the Pricing Prospectus and the Registration Statement;

(u) The statements set forth in the Pricing Prospectus and the Registration Statement under the caption “Description of the Contingent Convertible Preferred Securities of BBVA” [the following will be added, if applicable] [(to the extent not superseded by the statements set forth under the caption “[Certain Terms of the Contingent Convertible Preferred Securities]” in the Prospectus Supplement)], taken together, insofar as they purport to constitute a summary of the terms of the Contingent Convertible Preferred Securities, and under the captions “Spanish Tax Considerations” and “U.S. Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, in each case when read together with any Final Term Sheet and any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, are accurate and complete in all material respects;

(v) (i) The Company has available for issue and authority to allot, free from pre-emption rights, sufficient authorized but unissued ordinary shares to enable the conversion of the Contingent Convertible Preferred Securities pursuant to the Indenture; (ii) the Conversion Securities to be issued upon any conversion of the Contingent Convertible Preferred Securities will be duly and validly authorized, and, when issued upon the conversion of the Contingent Convertible Preferred Securities, will have been duly issued and delivered by the Company in accordance with Spanish laws, will be fully paid and non-assessable and, in accordance with current Spanish laws and the current bylaws of the Company, no holder thereof will be subject to personal liability by reason only of being such a holder and will not be subject to calls for further funds; and (iii) any Conversion Securities to be issued upon conversion of the Contingent Convertible Preferred Securities will not be issued in violation of the pre-emptive rights of any holder of ordinary shares [and, in accordance with Spanish laws and the current bylaws of the Company, will rank pari passu and carry the same rights and privileges in all respects as the other ordinary shares of the Company then outstanding];

(w) None of the Company, any of its Significant Subsidiaries, nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its Significant Subsidiaries, is aware of or has taken any action, directly or indirectly, that could reasonably lead to an action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries in connection with a violation by any such person of any anti-corruption or anti-bribery laws or regulations of any applicable jurisdiction including the UK Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act, as amended, and the rules and regulations thereunder (the “Anti-Corruption Laws”) which would result in a fine or other sanction which could be material for the Company or the Company and its Significant Subsidiaries, and the Company, each of the Significant Subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance in all material respects with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure continued compliance therewith in all material respects;

(x) The Company and each of its Significant Subsidiaries maintain a system of controls and procedures reasonably designed to ensure that the operations of the Company and each of its Significant Subsidiaries are conducted, where applicable, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the European Union, the Kingdom of Spain, the United States and each State thereof and the United Mexican States, and applicable money laundering statutes and the rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y) None of the Company, or any of its Significant Subsidiaries is currently the subject of sanctions in a material amount administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any similar sanctions administered by the European Union, the Kingdom of Spain or the United Mexican States; and the Company will not directly or indirectly use the transaction proceeds so as to contravene any OFAC or any similar European, Spanish or Mexican regulations that may be applicable to them;

(z) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s and its subsidiaries’ internal controls over financial reporting are effective and neither the Company nor any of its subsidiaries is aware of any material weakness in its or their internal controls over financial reporting;

(aa) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act);

(bb) Except as set forth in the Pricing Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), no litigation, prosecution, investigation, arbitration or administrative proceeding involving the Company, any of the Company’s subsidiaries or any of its properties is pending, or, to the knowledge of the Company, threatened, except to the extent that any such litigation, prosecution, investigation, arbitration or proceeding, if resolved unfavorably to the Company, any of the Company’s subsidiaries or any of its respective properties, would not, individually or in the aggregate, have a Material Adverse Effect;

(cc) Except as set forth in the Pricing Disclosure Package, there have been no material changes to the Company’s consolidated capitalization and indebtedness since [•];

(dd) [the auditor], who have certified certain financial statements of the Company, are independent public accountants in respect of the Company as required by the Act and the applicable rules and regulations of the Commission; and

(ee) So long as certain conditions set forth in Law 10/2014 of June 26, on organization, supervision and solvency of credit institutions are met, and the procedures established in Royal Decree 1065/2007 of July 27 are complied with, and provided there are no changes to current laws or regulations, any payments in respect of the Contingent Convertible Preferred Securities made by the Company shall not be subject to taxation in Spain and no withholding tax shall be required on such payments.

(ff) No event has occurred, nor has any action been taken, which would or could reasonably result in the voluntary or involuntary liquidation, dissolution, winding-up or insolvency of the Company pursuant to the terms of Law 22/2003, of July 9, on Insolvency. The Company is not subject to an early intervention or resolution process pursuant to the terms of Law 11/2015.

(gg) The Contingent Convertible Preferred Securities will be issued pursuant to the First Additional Provision of Law 10/2014, of June 26 and its development regulations (“Law 10/2014”), and will comply with and be subject to Law 10/2014, Royal Decree-law 14/2013, of November 29 (“RD-L 14/2013”) and Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on prudential requirements for credit institutions and investment firms, and amending Regulation (EU) No. 648/2012 (the “CRR”) and with other applicable banking regulations, and the Company will request that the Contingent Convertible Preferred Securities be qualified as Tier 1 capital of the Company, as calculated by the Company in accordance with Chapters 1, 2 and 3 (Tier 1 capital, Common Equity Tier 1 capital and Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or other applicable banking regulations at such time, including any applicable transitional, phasing in or similar provisions.

3. Upon the execution of the applicable Pricing Agreement and authorization by the Representatives of the release of the Contingent Convertible Preferred Securities, the several Underwriters propose to offer such Contingent Convertible Preferred Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4. Contingent Convertible Preferred Securities to be purchased by each Underwriter pursuant to the applicable Pricing Agreement, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company in the currency specified in such Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Contingent Convertible Preferred Securities.

5. The Company covenants and agrees with each of the Underwriters:

(a) To prepare the Final Term Sheet in a form approved by the Representatives and to file such Final Term Sheet pursuant to Rule 433(d) under the Act within the time required by such Rule, and to prepare the Prospectus as amended or supplemented in relation to the applicable Contingent Convertible Preferred Securities in a form approved by the Representatives, which approvals shall not be unreasonably withheld, and to file such Prospectus pursuant to Rule 424(b) under the Act no later than the Commission’s close of business on the second business day following the execution and delivery of the applicable Pricing Agreement or, if applicable, such earlier time as may be required by such Rule, and to take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, to promptly file such Prospectus; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the applicable Pricing Agreement and prior to the Time of Delivery for the Contingent Convertible Preferred Securities which shall be reasonably disapproved by the Representatives for such Contingent Convertible Preferred Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Contingent Convertible Preferred Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, (i) of the receipt of any comments from the Commission in respect of the Registration Statement or any prospectus relating to the Contingent Convertible Preferred Securities, (ii) of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement or of any order preventing or suspending the use of any prospectus relating to the Contingent Convertible Preferred Securities, (iv) of the suspension of the qualification of the Contingent Convertible Preferred Securities for offering or sale in any jurisdiction, (v) of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any document incorporated by reference therein or for additional information with respect thereto and of receipt (whether written or oral) by it (or by any of its officers or attorneys) of any comments or other communication from the Commission relating to the Registration Statement, the Pricing Disclosure Package (and, notwithstanding any other provision of this Agreement, if any such request or communication is in writing, the Company shall promptly furnish the Underwriters with a copy thereof) or any document incorporated by reference therein, and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order, (vi) of the occurrence of any event that could reasonably be expected to cause the Company to withdraw, rescind or terminate the offering of the Contingent Convertible Preferred Securities or would permit the Company to exercise any right not to issue the Contingent Convertible Preferred Securities other than as set forth in the Pricing Disclosure Package, (vii) of the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would require the making of any change in any of the Pricing Disclosure Package then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (viii) of any proposal or requirement to make, amend or supplement any of the Pricing Disclosure Package or of any other material information relating to the offering of the Securities or this Agreement that any Underwriter may from time to time reasonably request;

(b) Promptly from time to time to take such action as the Representatives may reasonably request, after consultation with the Company, to qualify such Contingent Convertible Preferred Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and as are specified in the applicable Pricing Agreement and to maintain such qualification in effect for not less than one year from the date of the applicable Pricing Agreement; provided, however, that additional such jurisdictions may be reasonably requested by the Representatives, with the prior consent of the Company, subsequent to the date thereof; and provided further that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To furnish the Underwriters with copies of the Prospectus, as amended or supplemented, in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time in connection with the offering or sale of the Contingent Convertible Preferred Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or the Registration Statement or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish, without charge, to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) During the period beginning from the date of the applicable Pricing Agreement and continuing to and including the later of (i) the completion of the sale of the Contingent Convertible Preferred Securities by the Underwriters (as determined by the Representatives), but not more than 30 calendar days following the Time of Delivery, and (ii) the Time of Delivery for such Contingent Convertible Preferred Securities, not to offer, sell, contract to sell or otherwise dispose of, in the jurisdiction[s] specified in the applicable Pricing Agreement, any U.S. dollar-denominated contingent convertible securities issued by the Company which are substantially similar to the Contingent Convertible Preferred Securities, without the prior written consent of the Representatives;

(e) To timely file or submit such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder, covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period; provided however, that the Company will be deemed to have satisfied this obligation by filing with, or submitting to, the Commission a consolidated earnings statement complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder for the year ended December 31, [•] as soon as is reasonably practicable after the termination of such twelve-month period;

(f) To file the public deed in respect of issuance of the Contingent Convertible Preferred Securities for registration with the Vizcaya Mercantile Registry prior to the Time of Delivery;

(g) To file the public deed of disbursement (Acta de Cierre) before a notary public, supplementing the public deed of issuance referred to in Section 5(f) above, after the Time of Delivery and to register it with the Vizcaya Mercantile Registry promptly upon the granting thereof;

(h) To use its best efforts to effect, promptly following the Time of Delivery, the authorization of the Contingent Convertible Preferred Securities for listing on the New York Stock Exchange, Inc., or any other stock exchange on which the Prospectus specifies that the Contingent Convertible Preferred Securities may be listed, subject only to official notice of issuance, and to permit the Contingent Convertible Preferred Securities to be eligible, at the Time of Delivery, for clearance and settlement through the facilities of the Depository Trust Corporation (“DTC”), or any other clearance and settlement entity through which the Prospectus specifies that clearance and settlement of the Contingent Convertible Preferred Securities may be made. For so long as any of the Contingent Convertible Preferred Securities are outstanding, the Company will use its reasonable efforts to maintain the listing of the Contingent Convertible Preferred Securities;

(i) Without the prior written consent of the Representatives, none of the Company, its affiliates or any person acting on its or their behalf has given or will give to any prospective purchaser of the Contingent Convertible Preferred Securities any written information concerning the offering of the Contingent Convertible Preferred Securities other than materials contained in the Pricing Disclosure Package, the Prospectus or any other offering materials distributed with the prior written consent of the Representatives;

(j) The Company will comply with Section 11.04 of the Base Indenture [the following will be added, if applicable] [(as amended and supplemented by the [•] Supplemental Indenture)] with respect to the Contingent Convertible Preferred Securities;

(k) Upon conversion of the Contingent Convertible Preferred Securities, the Company will deliver full legal title to the Conversion Securities free of third-party rights and will use all reasonable endeavors to obtain the approval of the admission to listing of the Conversion Securities on the Spanish Stock Exchange (which term shall include the Madrid, Barcelona, Valencia and Bilbao Stock Exchanges), or any other stock exchange on which the Prospectus specifies that the Conversion Securities may be listed; and

(l) The Company agrees to use its commercially reasonable efforts to comply at all times with the requirements set out under Law 10/2014, RD-L 14/2013, the CRR and any other applicable banking regulations so that the outstanding aggregate Liquidation Preference of the Preferred Securities qualifies as Tier 1 capital of the Company.

6. (a) The Company represents and agrees that (i) without the prior written consent of the Underwriters, other than the Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, it has not made and will not make any offer relating to the Contingent Convertible Preferred Securities that (A) would constitute an Issuer Free Writing Prospectus or (B) would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act, required to be filed with the Commission or retained by the Company pursuant to Rule 433 under the Act, (ii) it has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending and (iii) it will treat any such free writing prospectus consented to by the Underwriters as an Issuer Free Writing Prospectus.

(b) Each Underwriter represents and agrees that, without the prior written consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Contingent Convertible Preferred Securities that (i) would constitute an Issuer Free Writing Prospectus, or (ii) would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act, required to be filed with the Commission or retained by the Company pursuant to Rule 433 under the Act; provided, however, that the Company consents to the use by each Underwriter of a “free writing prospectus” not required to be filed with the Commission or retained by the Company pursuant to Rule 433 under the Act that contains only (A) information describing the preliminary terms of the Contingent Convertible Preferred Securities or their offering which will not be inconsistent with the Final Term Sheet or the other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, (B) information that describes the final terms of the Contingent Convertible Preferred Securities or their offering and that is included in the Final Term Sheet or any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement and (C) information that is in any electronic road show related to the Contingent Convertible Preferred Securities and approved in writing as such by the Company.

(c) Any such “free writing prospectus”, as defined in Rule 405 under the Act, the use of which has been consented to by the Company and the Underwriters (including the Final Term Sheet) will be listed in an appendix to the applicable Pricing Agreement.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid all those costs, expenses and disbursements relating or incident to the offering, purchase, sale and delivery of Contingent Convertible Preferred Securities as are set forth in the applicable Pricing Agreement.

8. The obligations of the Underwriters of any Contingent Convertible Preferred Securities under the applicable Pricing Agreement shall be subject, in the discretion of the Representatives, to the condition, to be met by the Time of Delivery, that all representations and warranties of the Company in or incorporated by reference in the applicable Pricing Agreement are, at and as of the Time of Delivery for such Contingent Convertible Preferred Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Final Term Sheet, together with any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement and any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the Prospectus as amended or supplemented in relation to such Contingent Convertible Preferred Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with;

(b) U.S. counsel and, if specified in the applicable Pricing Agreement, Spanish counsel for the Underwriters shall each have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Contingent Convertible Preferred Securities, with respect to the Pricing Agreement (including the provisions of this Agreement), the Contingent Convertible Preferred Securities, the Pricing Disclosure Package, the Prospectus and the Registration Statement (as amended or supplemented at the Time of Delivery for such Contingent Convertible Preferred Securities) and other related matters not exceeding the scope of those covered in the opinions given pursuant to Sections 8(c) and 8(d), respectively, below as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters;

(c) U.S. counsel for the Company shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Contingent Convertible Preferred Securities, reasonably satisfactory to the Underwriters and substantially similar in form and substance to Schedule 8(c) attached hereto;

(d) Spanish counsel for the Company shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Contingent Convertible Preferred Securities, reasonably satisfactory to the Underwriters and substantially similar in form and substance to Schedule 8(d) attached hereto;

(e) At the Applicable Time and at the Time of Delivery for the Contingent Convertible Preferred Securities, each firm of independent accountants that has certified financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to the Underwriters and the directors of the Company a letter or letters, dated each such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially similar in form and substance to Schedule 8(e) attached hereto;

(f) Except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there shall not have occurred (i) any change or decrease specified in the letter or letters referred to in Section 8(e) or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, earnings, business, operations, prospects or properties of the Company and the Company’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, that, in any case referred to in paragraphs (i) or (ii) above, the Representatives conclude, after consultation with the Company, impairs the investment quality of the Contingent Convertible Preferred Securities so as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Contingent Convertible Preferred Securities as contemplated by the Prospectus, and from the Applicable Time to the Time of Delivery (as specified in the Pricing Agreement), no rating of the Company’s senior long-term debt securities shall have been lowered by Moody’s, S&P or Fitch, and other than public announcements made prior to the Applicable Time, none of Moody’s, S&P or Fitch shall have publicly announced that it has under surveillance or review with possible negative implications any rating of the Company’s senior long-term debt securities;

(g) At or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in any securities of the Company by the Spanish Comisión Nacional del Mercado de Valores, the Commission, any Spanish Stock Exchange (which term shall include the Madrid, Barcelona, Valencia and Bilbao Stock Exchanges), the New York Stock Exchange, Inc. or the London Stock Exchange; (ii) a suspension or material limitation of trading in securities generally on any Spanish Stock Exchange, the

New York Stock Exchange, Inc., the London Stock Exchange or in the over-the-counter market, or any setting of minimum or maximum prices for trading on such exchange; (iii) a banking moratorium declared by any U.S. federal, New York, United Kingdom or Spanish authorities or a material disruption in clearance or settlement systems in the United States, the United Kingdom or the Kingdom of Spain; (iv) a change or development involving a prospective change in taxation in Spain affecting the Contingent Convertible Preferred Securities or the imposition of exchange controls by the United States or Spain; (v) a material outbreak or escalation of hostilities involving the United States or Spain or the declaration by the United States or Spain of a national emergency or war or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or Spain, where the effect of any such event specified in (i) through (vi) above is in the judgment of the Representatives, after consultation with the Company, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Contingent Convertible Preferred Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Securities;

(h) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of the applicable Pricing Agreement;

(i) At the Time of Delivery, the Contingent Convertible Preferred Securities shall have been approved for clearance and settlement through the facilities of DTC, or any other clearance and settlement entity through which the Prospectus specifies that clearance and settlement of the Contingent Convertible Preferred Securities may be made;

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Contingent Convertible Preferred Securities a certificate or certificates of an officer of the Company substantially similar in form and substance to Schedule 8(j) attached hereto, as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance of the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to the matters set forth in subsections (a) and (f) of this Section; and

(k) If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except that Sections 7, 9, 11, 14, 15, 16, 17, 19 and 22 hereof and any related provisions of the applicable Pricing Agreement shall survive any such termination and remain in full force and effect.

9. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities or expenses, joint or several, as incurred to which such Underwriter, director, officer, employee or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show materials, in each case, relating to the Contingent Convertible Preferred Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by such Underwriter) as such expenses are incurred by such Underwriter in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage or liability to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any road show materials, in each case, relating to the Contingent Convertible Preferred Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Contingent Convertible Preferred Securities through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information.

(b) Each Underwriter severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which each such person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus, in each case, relating to the Contingent Convertible Preferred Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus, in each case, relating to the Contingent Convertible Preferred Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Contingent Convertible Preferred Securities through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information; and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating, defending, settling, compromising or paying any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall, so far as permitted by any insurance policy of the indemnified party and subject to the indemnifying party agreeing to indemnify the indemnified party against all judgments and other liabilities resulting from such action, be entitled to participate therein and, to the extent that it may elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnified party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) or expenses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Contingent Convertible Preferred Securities on the other from the offering of the Contingent Convertible Preferred Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Contingent Convertible Preferred Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth on the cover page of the Prospectus, as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Contingent Convertible Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Contingent Convertible Preferred Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Contingent Convertible Preferred Securities and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or employee of each Underwriter and to each person, if any, who controls, is controlled by or is under common control with any Underwriter within the meaning of the Act or the Exchange Act; and the several obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or employee of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Contingent Convertible Preferred Securities which it has agreed to purchase under the applicable Pricing Agreement, the Representatives may in their discretion, after giving notice to and consulting with the Company, arrange for themselves or another party or other parties to purchase such Contingent Convertible Preferred Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Contingent Convertible Preferred Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties to purchase such Contingent Convertible Preferred Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Contingent Convertible Preferred Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Contingent Convertible Preferred Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Contingent Convertible Preferred Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the applicable Pricing Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Contingent Convertible Preferred Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company as provided in subsection (a) above, the aggregate liquidation preference of such Contingent Convertible Preferred Securities which remains unpurchased does not exceed one-eleventh of the aggregate liquidation preference of the Contingent Convertible Preferred Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the liquidation preference of Contingent Convertible Preferred Securities which such Underwriter agreed to purchase under the applicable Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the liquidation preference of Contingent Convertible Preferred Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Contingent Convertible Preferred Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Contingent Convertible Preferred Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company as provided in subsection (a) above, the aggregate liquidation preference of Contingent Convertible Preferred Securities which remains unpurchased exceeds one-eleventh of the aggregate liquidation preference of the Contingent Convertible Preferred Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Contingent Convertible Preferred Securities of a defaulting Underwriter or Underwriters, then the applicable Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company on the one hand and the Underwriters on the other hand, as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any officer or director or controlling person of the Underwriters or the Company, and shall survive delivery of and payment for the Contingent Convertible Preferred Securities sold hereunder and any termination of this Agreement.

12. If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Contingent Convertible Preferred Securities covered by such Pricing Agreement except that Sections 7, 9, 11, 14, 15, 16, 17, 19 and 22 hereof and any related provisions of the applicable Pricing Agreement shall survive any such termination and remain in full force and effect.

13. In all dealings hereunder, the Representatives of the Underwriters of Contingent Convertible Preferred Securities shall act on behalf of each such Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the applicable Pricing Agreement; and, if to the Company, shall be delivered or sent by mail or electronic transmission to BBVA, Calle Azul 4, 28050 Madrid, Spain, Attention: Financial Department; finance.department@bbva.com; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in [its Underwriters’ questionnaire, or telex constituting such questionnaire], which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any Contingent Convertible Preferred Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of agency, fiduciary or similar duty to the Company in connection with the offering of the Contingent Convertible Preferred Securities or the process leading thereto and acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Contingent Convertible Preferred Securities (including in connection with determining the terms of the offering contemplated by this Agreement) and not as an agent or fiduciary to the Company or any other person. Additionally, each Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of such matters, and no Underwriter shall have any responsibility or liability to the Company or any other person with respect to such matters. Any review by an Underwriter of the Company, the transactions contemplated by this Agreement or any other due diligence review by such Underwriter in connection with such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company or any other person. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. The Company irrevocably agrees that any suit, action or proceeding against the Company brought by Underwriters or by any person who controls the Underwriters, arising out of or based upon this Agreement, the Pricing Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably appoints Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement, the Pricing Agreement or the transactions contemplated hereby or thereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by an Underwriter or by any person who controls an Underwriter, and the Company expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement may be instituted by the Underwriters in any competent court in the Kingdom of Spain.

17. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

19. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

20. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

21. Except as may be otherwise provided in a Pricing Agreement, this Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

22. Notwithstanding and to the exclusion of any other term of this Agreement, any Pricing Agreement or any other agreements, arrangements, or understandings between the Company and any or all of the Underwriters, each of the Company and each Underwriter acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Spanish Resolution Authority and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority in relation to any BRRD Liability of the Company to such Underwriter, which (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of such BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of such BRRD Liability into shares, other securities or other obligations of the Company or another person, and the issue to or conferral on such Underwriter of such shares, securities or obligations;

(iii) the cancellation of such BRRD Liability; and/or

(iv) the amendment or alteration of any interest or distribution payable, if applicable, on such BRRD Liability, and the maturity or the dates on which any payments on such BRRD Liability are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement and/or the relevant Pricing Agreement, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

ANNEX I

Pricing Agreement

[Date]

[Name(s) of Representative(s)]

[Address]

As Representative[s] of the several

Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, a copy of which is attached hereto (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the contingent convertible preferred securities specified in Schedule II to such Pricing Agreement (the “Contingent Convertible Preferred Securities”), which are convertible in accordance with their terms into ordinary shares of the Company (the “Conversion Securities” and, together with the Contingent Convertible Preferred Securities, the “Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time (as set forth in Schedule II attached hereto), except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Prospectus (as defined in the Underwriting Agreement), and also a representation and warranty as of the Applicable Time in relation to the Prospectus as amended or supplemented relating to the Securities which are the subject of this Pricing Agreement. Each reference to the Representatives or to the Underwriters in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters pursuant to Section 13 of the Underwriting Agreement and their addresses are set forth in Schedule II hereto.

A supplement to the Prospectus relating to the Securities, in the form heretofore delivered to you (the “Prospectus Supplement”), is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees that it will issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the liquidation preference of Contingent Convertible Preferred Securities set forth opposite the name of each such Underwriter in Schedule I hereto.

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Each Underwriter severally, and not jointly, agrees to comply with the restrictions and agreements set forth in Schedule III hereto.

Each Underwriter severally, and not jointly, covenants with the Company that if the Company or any of its directors and officers incurs any loss, claim, damages, liability or expense arising out of or based upon the failure of that Underwriter to comply with the selling restrictions set forth on Schedule III hereto, such Underwriter will pay to the Company, on demand, an amount equal to such loss, claim, damages, liability or expense provided that no Underwriter shall be liable for any loss, claim, damages, liability or expense arising from the sale of the Contingent Convertible Preferred Securities to any person believed in good faith by such Underwriter, on reasonable grounds after making all reasonable investigations, to be a person to whom the Contingent Convertible Preferred Securities could legally be sold in compliance with the provisions set forth on Schedule III hereto. Nothing in this paragraph shall cause any Underwriter to be liable for the actions or omissions of any other Underwriter.

The provisions of Section 9(b) of the Underwriting Agreement as to the conduct and expense of conducting any defense against any action, proceeding, claim or demand in respect of which the indemnity in the above paragraph may be sought shall apply mutatis mutandis to in the above paragraph.

If the foregoing is in accordance with your understanding, please sign and return to us [insert relevant number of counterparts] counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the several Underwriters on the one hand and the Company on the other.

It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters.

Very truly yours,

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:
Name:
Title:

Accepted as of the date hereof:

[Insert name(s) of Representative(s)]

By:
Name:
Title:

[On behalf of each of the Underwriters]

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SCHEDULE I

Underwriter	Liquidation Preference of Contingent Convertible Preferred Securities to be Purchased
[Insert name(s) of Representative(s)] [Insert names of other Underwriters, if any]

Total

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SCHEDULE II

Issuer:

Banco Bilbao Vizcaya Argentaria, S.A.

Title[s] of Contingent Convertible Preferred Securities:

[             ]

Specific Terms of Contingent Convertible Preferred Securities:

See Appendix A for a copy of the Final Term Sheet relating to the Contingent Convertible Preferred Securities.

Price to Public:

[             ]% [plus accrued distributions, if any, from _____________].

Purchase Price by Underwriters:

[             ]

Liquidation Preference:

[             ]

Minimum Initial Purchase Amount:

[             ]

Denominations:

[             ]

Specified Funds for Payment of Purchase Price:

[Federal (same-day) funds].

Applicable Time:

[             ]

Time of Delivery:

[             ]

Closing Location for Delivery of Contingent Convertible Preferred Securities:

[New York, New York].

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Additional Closing Conditions:

[             ]

Additional Opinions:

[             ]

Names and Addresses of Underwriters, Including the Representatives:

[             ]

Listing:

[             ]

Payment of Expenses by Company and by the Underwriters:

[             ]

Selling Restrictions:

[Specify applicable additional selling restrictions, if any.]

Other Terms:

“Underwriter Information” shall mean the statements set forth in [(i) the last paragraph of the cover page regarding delivery of the Contingent Convertible Preferred Securities, (ii) the names of the Underwriters, (iii) the sentences under the heading “Underwriting” related to concessions and reallowances, (iv) the paragraph under the heading “Underwriting” related to stabilization, syndicate covering transactions and penalty bids and (v) the paragraph under the heading “Underwriting” related to settlement], in the Pricing Prospectus and the Prospectus.

Jurisdictions Specified Pursuant to Section 5(b) of the Underwriting Agreement: [None] [Specify].

Jurisdictions Specified Pursuant to Section 5(d) of the Underwriting Agreement: [United States] [Other Jurisdictions].

[The information that is in an electronic road show related to the Contingent Convertible Preferred Securities[, a copy of which is attached hereto,] is hereby approved pursuant to Section 6(b)(C) of the Underwriting Agreement.]

[Spanish counsel for the Underwriters shall furnish to the Representatives such written opinion or opinions as are specified in Section 8(b) of the Underwriting Agreement.]

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Schedule III

[Insert agreed selling restrictions.]

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Appendix A

[Insert final term sheet relating to the Contingent Convertible Preferred Securities.]

Appendix B

Issuer Free Writing Prospectus(es):

Final Term Sheet dated [             ]

Schedule 8(c)

Form of Opinion of U.S. Counsel

in connection with Section 8(c) of the Underwriting Agreement

[Insert form of opinion of Davis Polk & Wardwell LLP]

Schedule 8(d)

Form of Opinion of Spanish Counsel

in connection with Section 8(d) of the Underwriting Agreement

[Insert form of opinion of J&A Garrigues, SLP]

Schedule 8(e)

Form of Auditors’ Comfort Letter

in connection with Section 8(e) of the Underwriting Agreement

[Insert form of comfort letter]

Schedule 8(j)

Form of Certificate

in connection with Section 8(j) of the Underwriting Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

OFFICER’S CERTIFICATE PURSUANT TO SECTION 8(j)

OF THE UNDERWRITING AGREEMENT

[Date]

The undersigned, [ ], does hereby certify, pursuant to Section 8(j) of the underwriting agreement dated [ ], 20[ ] (the “Underwriting Agreement”) incorporated by reference in the Pricing Agreement dated [ ], 20[ ] (the “Pricing Agreement”), between Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), on the one hand, and the Underwriters named therein (the “Underwriters”), on the other hand, on behalf of the Company and to the best of [his] [her] knowledge, after reasonable investigation, that:

(i)	attached hereto as Exhibit A is a true, complete and correct copy of the By-laws (Estatutos) of the Company as in full force and effect at all times since [•], to and including the date hereof; the Company is as of this date in good standing under Spanish law; no amendment or other document modifying or affecting the Estatutos has been filed with the office of the Mercantile Registry of Vizcaya since the filing on [•];

(ii)	attached hereto as Exhibit B [is/are] a true, complete and correct specimen[s] of the global certificate[s] representing the Contingent Convertible Preferred Securities;

(iii)	the representations and warranties of the Company in the Underwriting Agreement are accurate at and as of the [Time of Delivery];

(iv)	the Company has performed all of its obligations under the Underwriting Agreement to be performed at or prior to the [Time of Delivery];

(v)	the Final Term Sheet[, together with [list any other Issuer Free Writing Prospectuses listed in an appendix to the Pricing Agreement] and [list any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties to the Underwriting Agreement have expressly agreed in writing to treat as part of the Pricing Disclosure Package],] has been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the Prospectus as amended or supplemented in relation to such Securities has been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of the Underwriting Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and

(vi)	except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there has not occurred (i) any change or decrease specified in the letter or letters referred to in Section 8(e) of the Underwriting Agreement or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, earnings, business, operations, prospects or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business [the following to be added, if applicable] [, and at or after the Applicable Time, no rating of the Company’s senior long-term debt securities has been lowered by Moody’s, S&P or Fitch, and other than public announcements made prior to the Applicable Time, none of Moody’s, S&P or Fitch has publicly announced that it has under surveillance or review with possible negative implications any rating of the Company’s senior long-term debt securities].

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement and the Pricing Agreement.

IN WITNESS WHEREOF, I have executed this certificate on behalf of the Company as of the date first written above.

By:
Name:
Title: